Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean B. O’Connor

Vice President, Finance and Chief Financial Officer

LeCroy Corporation

Tel: 845-425-2000

LeCroy Reports First-Quarter Fiscal 2010 Results

Company Reports Solid Operating Margins and Cash Generation;

High-end Oscilloscopes Continue to Boost Sales

CHESTNUT RIDGE, NY, OCTOBER 28, 2009 – LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes and serial data test solutions, today announced financial results for its fiscal first quarter (“first quarter of fiscal 2010”) ended October 3, 2009.

LeCroy reported first-quarter fiscal 2010 revenue of $28.0 million compared with $27.2 million in the sequential fourth quarter of 2009 and $40.7 million in the first quarter of fiscal 2009. The Company also reported GAAP gross margin of 56.0%, GAAP operating income of $645,000 and GAAP net loss of $482,000, or $0.04 net loss per common share. This compares with GAAP gross margin of 56.6%, GAAP operating income of $2.6 million and GAAP net income of $1.1 million, or $0.09 net income per diluted common share, in the year-ago period.

LeCroy reported a first-quarter fiscal 2010 non-GAAP gross margin of 56.2%, which excludes $65,000 in share-based compensation expense. Non-GAAP operating income of $1.6 million for the first quarter of fiscal 2010 excludes $893,000 in share-based compensation expense and a $68,000 business realignment charge. Non-GAAP net income, which excludes a $43,000 business realignment charge, a $705,000 share-based compensation expense and $390,000 for the non-cash amortization of debt discount on convertible notes, was $656,000, or $0.05 non-GAAP net income per diluted common share. This compares with a 56.7% non-GAAP gross margin, which excludes $47,000 in share-based compensation expense; $3.5 million of non-GAAP operating income, which excludes $877,000 of share-based compensation expense; and $2.2 million of non-GAAP net income, or $0.18 non-GAAP net income per diluted common share, which excludes $631,000 in share-based compensation expense and $440,000 for the non-cash amortization of debt discount on convertible notes, in the year-ago quarter.

Effective at the beginning of fiscal 2010, the Company adopted FASB Staff Position APB No. 14-1, “Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB No. 14-1”), which requires that issuers of convertible debt instruments separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. A portion of the carrying value of the $72 million 4.0 percent convertible notes (approximately $17.9 million) was retroactively reclassified to equity as of its October 2006 issuance date, representing the equity component of the proceeds from the notes. The discount is being accreted to interest expense over a five-year period. The new accounting pronouncement required retroactive application; consequently, the prior-year amounts have been revised.

Comments on the Quarter

“LeCroy began fiscal 2010 with a solid first-quarter performance and financial results in line with our expectations,” said LeCroy President and Chief Executive Officer Tom Reslewic. “Overall, revenues were slightly higher than we expected and greater than our sequential fourth-quarter revenues. The U.S. and China showed significant sequential improvements, while other regions like Europe and Japan approached the bottom during the first quarter. Oscilloscopes performed very well on a sequential basis, more than offsetting a weaker quarter for our protocol solutions business. In addition, we continued to manage our expenses effectively. We delivered non-GAAP operating margins of 5.7 percent, which matched our expectations. Our operations generated $2.8 million of cash during the quarter, driven primarily by working capital improvements.”

“It was another excellent quarter for our high-end scopes, principally in the U.S.,” said Reslewic. “Orders for the WaveMaster 8 Zi have continued to surpass our expectations since the product’s launch in January 2009.”

“While LeCroy’s protocol solutions business had a soft quarter, we believe the protocol products are poised to return to meaningful growth,” said Reslewic. “With an improving economic cycle and positive technology trends in PCI Express Gen 3 and USB 3.0, we are optimistic that our first-to-market solutions that address these technologies will begin to contribute meaningfully to revenues in the second half of our fiscal year.”

Outlook and Guidance

“Our business has started to come off the bottom in key geographic segments,” said Reslewic. “We expect improvements in Europe for the second quarter of fiscal 2010, while we think recovery in the Japan market will take another couple of quarters to materialize. We anticipate that strong demand for our high-end scopes will continue, driven by the success of the WaveMaster 8 Zi. In addition, we have seen recent gains for our mid-range product line as the overall economy gradually improves.”

“For the second quarter of fiscal 2010, we anticipate revenues in the range of $28 million to $30 million, with non-GAAP operating margins continuing in the range of 5 to 7 percent,” concluded Reslewic.

Conference Call Information

LeCroy will broadcast its quarterly conference call for investors live over the Internet today, Wednesday, October 28, 2009 at 10:00 a.m. ET. To access the webcast, visit the “Events Calendar” in the “Investor Relations” portion of the “About LeCroy” section at www.lecroy.com. The call may also be accessed by dialing (877) 709-8155 or (201) 689-8881. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer, semiconductor and consumer electronics, data storage, automotive and industrial, and military and aerospace markets. LeCroy’s 45-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis”—capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

Basis of Presentation – Financial Periods

The Company’s fiscal years end on the Saturday closest to June 30, resulting in an additional week of results every five or six years. Fiscal year ended July 3, 2010 will represent a 53 week period, while fiscal year ended June 27, 2009 represented a 52 week period. Therefore, the first quarter of fiscal 2010 was a 14-week period compared with a 13-week period for the first quarter of fiscal 2009.

Safe Harbor

This release contains forward-looking statements, including those pertaining, but not limited to expectations regarding: the belief that Protocol Solutions Group products are poised to return to meaningful growth, and that an improving economic cycle and positive technology trends in PCI Express Gen 3 and USB 3.0 provide reason for optimism that these technologies will begin to contribute meaningfully to revenues in the second half of fiscal 2010; the belief that the business has begun to come off the bottom in certain geographic segments and Europe and Japan have approached the bottom in the first quarter of 2010; the belief that strong demand will continue for LeCroy’s high-end scopes; recent gains for LeCroy’s mid-range product line as the economy gradually improves; and LeCroy’s anticipation of revenues for the second quarter of fiscal 2010 in the range of $28 million to $30 million, with non-GAAP operating margins in the range of 5 to 7 percent.

Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, adverse changes in general economic or political conditions in any of the major countries in which LeCroy does business; volume and timing of orders received; changes in the mix of products sold; competitive pricing pressure; the availability and timing of funding for the Company’s current products; delays in development or shipment of LeCroy’s new products or existing products; introduction of new products by existing and new competitors; failure to successfully manage transitions to new markets; failure to anticipate and develop new products and services in response to changes in demand; failure to obtain and maintain cost reductions; difficulty in predicting revenue from new products; disputes and litigation; inability to protect LeCroy’s intellectual property from third-party infringers; failure to manage LeCroy’s sales and distribution channels effectively; disruption of LeCroy’s business due to catastrophic events; risks associated with international operations; fluctuations in foreign currency exchange rates; changes in, or interpretations of, accounting principles; inventory write-down; impairment of long-lived assets; valuation of deferred tax assets;

unanticipated changes in, or interpretations of, tax rules and regulations; LeCroy’s inability to attract and retain key personnel; LeCroy’s inability to purchase our convertible debt; and interruptions or terminations in LeCroy’s relationships with turnkey assemblers.

For further discussion of these and other risks and uncertainties, individuals should refer to LeCroy’s SEC filings, which are available at the Company’s website www.lecroy.com. The financial information set forth in this press release reflects estimates based on information available at this time.

LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation’s business is described in the Company’s reports on file with the SEC.

Use of Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the Company.

The non-GAAP results are a supplement to the financial statements based on generally accepted accounting principles (“GAAP”). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain primarily non-cash charges. The Company excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

We define non-GAAP gross profit as gross profit as reported under GAAP less non-cash charges for share-based compensation expense included in cost of revenues. Non-GAAP gross margin is computed as non-GAAP gross profit as a percentage of total revenues. Non-GAAP gross profit and non-GAAP gross margin are not substitutes for comparable GAAP measures.

We define non-GAAP operating income as operating income reported under GAAP less primarily non-cash charges for share-based compensation costs and business realignment charges. Non-GAAP operating income is not a substitute for GAAP operating income.

We define non-GAAP net income as net (loss) income reported under GAAP (plus) less primarily non-cash charges for share-based compensation costs, business realignment charges and amortization of debt discount on convertible notes, each net of applicable income taxes, such that the effective blended statutory rate, for non-GAAP net income is approximately 31% and 37.5%, on a year-to-date basis, adjusted for tax return filing true-ups and reserve adjustments, for each of the full fiscal 2009 and 2010 years, respectively. Non-GAAP net income is not a substitute for GAAP net (loss) income.

We define non-GAAP net income per diluted common share as non-GAAP net income divided by the weighted average number of shares outstanding plus the dilutive effect of stock options, restricted stock and the convertible notes, calculated consistent with GAAP, as applicable.

Non-GAAP net income per diluted common share is not a substitute for GAAP net (loss) income per diluted common share.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted common share, as we defined them, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define such non-GAAP measures in the same manner. A presentation of, and a reconciliation of, our non-GAAP financial measures with the most directly comparable GAAP measures are included in the accompanying financial data.

LeCROY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended
In thousands, except per share data	Oct 3, 2009 (14 weeks)	Sept 27, 2008 (13 weeks)*
Revenues:
Test and measurement products	$25,807	$38,430
Service and other	2,194	2,294

Total revenues	28,001	40,724

Cost of revenues:
Share-based compensation	65	47
Other costs of revenues	12,269	17,643

	12,334	17,690

Gross profit	15,667	23,034

Operating expenses:
Selling, general and administrative:
Share-based compensation	579	585
Other selling, general and administrative expenses	8,324	11,998

	8,903	12,583

Research and development:
Share-based compensation	249	245
Other research and development expenses	5,870	7,558

	6,119	7,803
Total operating expenses	15,022	20,386

Operating income	645	2,648

Other income (expense):
Gain on extinguishment of convertible debt, net of issue cost write-off	364	292
Interest income	11	35
Interest expense	(788)	(854)
Amortization of debt discount on convertible notes	(605)	(751)
Other, net	(132)	256

Other (expense) income, net	(1,150)	(1,022)

(Loss) income before income taxes	(505)	1,626
(Benefit) provision for income taxes	(23)	531

Net (loss) income	$(482)	$1,095

Net (loss) income per common share
Basic	$(0.04)	$0.09
Diluted	$(0.04)	$0.09

Weighted average number of common shares:
Basic	12,265	11,881
Diluted	12,265	12,077

*	Adjusted for the retrospective adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, in the first quarter of fiscal 2010.

LeCROY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

In thousands	Oct 3, 2009	June 27, 2009 *
ASSETS
Current assets:
Cash and cash equivalents	$9,328	$6,413
Accounts receivable, net	22,373	25,209
Inventories, net	32,156	34,987
Other current assets	11,729	11,564

Total current assets	75,586	78,173

Property and equipment, net	21,447	21,817
Intangible assets, net	479	502
Other non-current assets	8,076	7,186

TOTAL ASSETS	$105,588	$107,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,373	$14,169
Accrued expenses and other current liabilities	12,728	12,983

Total current liabilities	22,101	27,152

Long-term bank debt	20,000	17,500
Convertible notes, net of unamortized discount of $5,521 and $6,277, respectively	41,829	42,073
Deferred revenue and other non-current liabilities	3,616	3,635

Total liabilities	87,546	90,360

Stockholders’ equity	18,042	17,318

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$105,588	$107,678

*	Adjusted for the retrospective adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, in the first quarter of fiscal 2010.

LeCROY CORPORATION

RECONCILIATION OF REPORTED GAAP RESULTS

TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Quarter Ended
In thousands	Oct 3, 2009 (14 weeks)	Sept 27, 2008 (13 weeks)*
GAAP gross profit, as reported	$15,667	$23,034
Non GAAP adjustments:
Share-based compensation	65	47

Non GAAP gross profit	$15,732	$23,081

	Quarter Ended
In thousands	Oct 3, 2009 (14 weeks)	Sept 27, 2008 (13 weeks)*
GAAP operating income, as reported	$645	$2,648
Non GAAP adjustments:
Share-based compensation	893	877
Business realignment—severance charge	68	—

Non GAAP operating income	$1,606	$3,525

	Quarter Ended
In thousands	Oct 3, 2009 (14 weeks)	Sept 27, 2008 (13 weeks)*
GAAP net (loss) income, as reported	$(482)	$1,095
After-tax effect of Non GAAP adjustments:
Share-based compensation	705	631
Business realignment—severance charge	43	—
Non-cash amortization of debt discount on convertible notes	390	440

Non GAAP net income	$656	$2,166

	Quarter Ended
In thousands, except per share data	Oct 3, 2009 (14 weeks)	Sept 27, 2008 (13 weeks)*
Net (loss) income per common share
Diluted, as reported	$(0.04)	$0.09
Diluted, non GAAP	$0.05	$0.18

Weighted average number of common shares:
Diluted, as reported	12,265	12,077
Diluted, non GAAP	12,471	12,077